UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2025, the Board of Directors of AAR CORP. (the “Company”) approved the amendment and restatement of the By-Laws of the Company (as amended and restated through January 22, 2025) (the “Amended By-Laws”), effective as of such date, to reflect recent developments in Delaware law, the “universal proxy” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), and general market practices, and to incorporate other technical and administrative clarifications.

The Amended By-Laws implement certain changes, including, among other things:

▪	updating provisions governing the time, place, notice, and record date of stockholder meetings to remove outdated requirements and to reflect the current language of relevant provisions of the Delaware General Corporation Law (the “DGCL”);

▪	permitting the Company to adopt rules governing the conduct of business at stockholder meetings;

▪	clarifying existing standards regarding quorum and voting requirements for stockholder meetings and permitting the chairman of the meeting to adjourn any stockholder meeting;

▪	updating the procedures and information requirements for director nominations and business proposals submitted by stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) to address the universal proxy rules adopted by the SEC and for consistency with other similarly-situated companies;

▪	changing the existing deadline for the submission of director nominations and business proposals submitted by stockholders to allow submissions between 120 and 90 days before the anniversary date of the previous year’s annual meeting, which is consistent with current market practice;

▪	clarifying the rules governing the actions and procedures of the Board of Directors and board committees;

▪	updating the provision governing the declaration of dividends to reflect the current language of relevant provisions of the DGCL;

▪	revising the provisions governing the appointment and duties of corporate officers to preserve flexibility;

▪	updating the provision governing the form of stock certificates and procedures related to lost, stolen or destroyed certificates to remove outdated requirements and to reflect the current language of relevant provisions of the DGCL; and

▪	adding provisions addressing emergency situations and forum selection.

As a result of the changes to the advance notice provisions discussed herein and reflected in the Amended By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2025 annual meeting of stockholders, including any stockholder proposal or director nomination, must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than 5 p.m. Central Time on June 19, 2025 and no earlier than 5 p.m. Central Time on May 20, 2025. The notice of such matter must contain the information and adhere to the procedures required by the Amended By-Laws. This updated window for submissions amends the deadlines for stockholder proposals and director nominations previously disclosed in the Company’s 2024 proxy statement filed on August 6, 2024 and mailed to stockholders on that date.

The foregoing summary description of the Amended By-Laws is qualified in its entirety by reference to the complete text of the Amended By-Laws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	By-Laws of AAR CORP. (as amended and restated through January 22, 2025)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2025

AAR CORP.

By:	/s/ Jessica A. Garascia
Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary